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                                                                  Exhibit 4.5(c)


                                    THIRD SUPPLEMENTAL INDENTURE dated as of
                           September 15, 1998 (this "Supplemental Indenture"), to the Indenture dated as of February 29, 1996 (the "Indenture"), between HEXCEL CORPORATION, a Delaware corporation (the "Company"), and U.S. BANK TRUST NATIONAL ASSOCIATION (formerly known as First Trust of California, National Association), a national banking association, as trustee (the "Trustee"), as previously supplemented. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Indenture.

                  WHEREAS, the Company desires to amend and waive certain provisions of the Indenture, among other things, in respect of (i) the Company's new Credit Agreement (as defined in Section 1(b) below) and (ii) the Clark-Schwebel Acquisition (as defined in Section 1(a) below);

                  WHEREAS, Section 9.02 of the Indenture authorizes the Company and the Trustee to amend and waive certain provisions of the Indenture with the consent of the Securityholders;

                  WHEREAS, Ciba Specialty Chemicals Inc., a corporation organized under the laws of Switzerland ("Ciba"), is the Holder of all of the Securities; and

                  WHEREAS, Ciba and the Company have agreed to modify and waive the terms of the Securities as set forth in this Supplemental Indenture, and accordingly, Ciba consents to this Supplemental Indenture.

                  NOW, THEREFORE, the Company and the Trustee hereby agree for the equal and ratable benefit of the Securityholders as follows:

                  SECTION 1. AMENDMENT OF INDENTURE. (a) Section 1.01 of the Indenture is hereby amended by adding thereto the following definitions in their proper alphabetical order:

                           "'ASAHI-SCHWEBEL' means Asahi-Schwebel Co., Ltd., a
                  joint venture in which the Company or a Subsidiary of the Company will own an interest after giving effect to the Clark-Schwebel Acquisition."



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                           "'ASAHI-SCHWEBEL (TAIWAN)' means Asahi-Schwebel
                  (Taiwan) Co, Ltd., a joint venture between Asahi-Schwebel and AlliedSignal."

                           "'ASAHI-SCHWEBEL INTERGLAS (PHILIPPINES)' means
                  Asahi-Schwebel Interglas Corporation (Philippines), a proposed joint venture between Asahi-Schwebel and Interglas."

                           "'ASIAN COMPOSITE MANUFACTURING' means Asian
                  Composite Manufacturing Sdn. Bhd., a proposed joint venture among the Company, The Boeing Company, Sime Darby Berhad and Malaysia Helicopter Services."

                           "'BHA AERO COMPOSITE PARTS' means BHA Aero Composite
                  Parts Co., Ltd., a proposed joint venture among the Company, The Boeing Company and Aviation Industries of China."

                           "'CLARK-SCHWEBEL ACQUISITION' means the acquisition
                  and lease of certain assets of Clark-Schwebel Holdings, Inc. and its subsidiaries by the Company or a Subsidiary of the Company pursuant to (i) that certain Asset Purchase Agreement, dated as of July 25, 1998, by and among Stamford CS Acquisition Corp., Clark-Schwebel Holdings, Inc., Clark-Schwebel, Inc. and the Company, and (ii) that certain Lease Agreement, attached as Exhibit H to such Asset Purchase Agreement, to be entered into by and between CSI Trust, as landlord, and the Company or a Subsidiary of the Company, as tenant, as each of the same may be amended, supplemented or otherwise modified from time to time."

                           "'CLARK-SCHWEBEL JOINT VENTURES' means (i)
                  Asahi-Schwebel, (ii) Asahi-Schwebel (Taiwan), (iii) Asahi-Schwebel Interglas (Philippines), (iv) Clark-Schwebel Tech-Fab and (v) Interglas."

                           "'CLARK-SCHWEBEL TECH-FAB' means Clark-Schwebel
                  Tech-Fab Company, a New York partnership and a joint venture in which the Company or a Subsidiary of the Company will own an interest after giving effect to the Clark-Schwebel Acquisition."

                           "'COMPANY STOCK REPURCHASE PROGRAM' means the
                  purchase from time to time by the Company of its Capital Stock not to exceed $50,000,000 in the aggregate from and after August 5, 1998."

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                           "'INTERGLAS' means CS Interglas AG, a German stock
                  corporation."

                           "'POLELINE ASSET MANAGEMENT' means Poleline Asset
                  Management, LLC, a California limited liability company and a joint venture in which Hexcel Beta Corp. owns a 50% interest."

                  (b) The definition of "Credit Agreement" contained in Section
1.01 of the Indenture is hereby amended to read as follows:

                           "'CREDIT AGREEMENT' means, collectively, the Credit
                  Agreement dated as of September 15, 1998, among the Company, certain of its Subsidiaries, the institutions from time to time party thereto as Lenders, Citibank, N.A. (or any successor thereto), in its separate capacity as collateral agent for the Lenders and Credit Suisse First Boston (or any successor thereto), in its separate capacity as administrative agent and documentation agent for the Lenders, including any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as the same may from time to time be amended, renewed, replaced, refunded, supplemented, or otherwise modified at the option of the parties thereto (including, without limitation, any extension of maturity thereof or increase in commitments or principal amounts eligible to be borrowed thereunder), and any other agreement pursuant to which any of the Indebtedness, commitments, obligations, costs, expenses, fees, reimbursements and other indemnities payable or owing thereunder may be replaced or refinanced."

                  (c) The definition of "Existing Joint Ventures" contained in
Section 1.01 of the Indenture is hereby amended to read as follows:

                           "'EXISTING JOINT VENTURES' means (i) Knytex, (ii)
                  DIC, (iii) Fyfe and (iv) the Clark-Schwebel Joint Ventures."

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                  (d) The definition of "Permitted Investment" contained in
Section 1.01 of the Indenture is hereby amended by deleting the word "and" after the end of clause (vi) thereof and adding new clauses (viii) and (ix) thereto to read as follows:

                  "; (viii) the assets of Clark-Schwebel Holdings, Inc. and its subsidiaries in connection with the Clark-Schwebel Acquisition; and (ix) Interglas."

                  (e) Sections 4.03(b)(vi) and 4.03(b)(x) of the Indenture are hereby amended by deleting each reference to "Section 13.1(j)" therein and replacing it with "Section 14.2(g)".

                  (f) Section 4.03(b)(viii) of the Indenture is hereby amended by deleting the reference to "$12,500,000" therein and substituting "$100,000,000" therefor.

                  (g) Section 4.03(b)(xiii) of the Indenture is hereby amended to read as follows:

                           "(xiii) Guarantees relating to the Acquisition or the
                  Clark-Schwebel Acquisition;"

                  (h) Section 4.03(b) of the Indenture is hereby amended by (A) deleting the word "or" at the end of clause (xv) thereof, (B) deleting the "." at the end of clause (xvi) thereof and replacing it with the phrase "; or" and
(C) adding a new clause (xvii) thereto to read as follows:

                           "(xvii) Indebtedness of a Clark-Schwebel Joint
                  Venture outstanding on the date such Clark-Schwebel Joint Venture becomes a Subsidiary."

                  (i) Section 4.04(b) of the Indenture is hereby amended by (A) deleting the word "or" at the end of clause (ix) thereof, (B) deleting the "." at the end of clause (x) thereof and replacing it with a ";" and (C) adding new clauses (xi) and (xii) thereto to read as follows:

                           "(xi) the purchase from time to time by the Company
                  of its Capital Stock (A) with the proceeds of the exercise by grantees under any equity-based incentive plan or (B) pursuant to the Company Stock Repurchase Program; or

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                           (xii) the purchase, redemption, retirement or other
                  acquisition of the Capital Stock of Interglas."

                  (j) Clause (A) of Section 4.07(a) of the Indenture is hereby amended to read as follows:

                  "(A) any transaction between the Company or any of its Subsidiaries and (i) any Permitted Holder, (ii) Hexcel Foundation so long as such foundation remains a not-for-profit institution for the purposes of California law, (iii) Fyfe,
                  (iv) Hexcel-DIC Partnership, (v) Knytex, (vi) Poleline Asset Management, (vii) BHA Aero Composite Parts, (viii) Asian Composite Manufacturing, (ix) any Clark-Schwebel Joint Venture and (x) any director or officer of Interglas in connection with the acquisition of Interglas Capital Stock;"

                  SECTION 2. WAIVER. Any Default or Event of Default arising under the Indenture in connection with the consummation of the Clark-Schwebel Acquisition and the transactions contemplated thereby are hereby waived.

                  SECTION 3. CONFIRMATION. Except as hereby expressly amended or waived, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

                  SECTION 4. EFFECTIVENESS. This Supplemental Indenture shall take effect immediately up on its execution and delivery by the Company, the Trustee and Ciba.

                  SECTION 5. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one contract.

                  SECTION 6. EXECUTION. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

                  SECTION 7. APPLICABLE LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed by their duly authorized officers, all as of the date and year first above.

                                                     HEXCEL CORPORATION


                                                     by
                                                       -------------------------
                                                        Name:
                                                        Title:


                                                     U.S. BANK TRUST NATIONAL
                                                     ASSOCIATION


                                                     by
                                                       -------------------------
                                                         Name:
                                                         Title:


CONSENTED AND AGREED TO BY:

CIBA SPECIALTY CHEMICALS INC.


         by
           -----------------------------
             Name:
             Title:


         by
           -----------------------------
             Name:
             Title:

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                              OFFICERS' CERTIFICATE


                  The undersigned hereby certify that they are duly elected officers of Hexcel Corporation (the "Company"), and in such capacities they state the following with respect to the Third Supplemental Indenture, dated as of September ____, 1998 (the "Supplemental Indenture"), between the Company and U.S. Bank Trust National Association (formerly known as First Trust of California, National Association), as trustee (the "Trustee"), which supplements the Indenture, dated as of February 29, 1996 as previously supplemented (the "Indenture"), between the Company and the Trustee with respect to the Increasing Rate Senior Subordinated Notes due 2003 (the "Notes") of the Company. Ciba Specialty Chemicals Inc. has consented to the Supplemental Indenture.

                  Based upon the foregoing and the investigation referred to below, the undersigned certify that:

                  1. The undersigned have read the Supplemental Indenture and
Section 9.02 of the Indenture.

                  2. The foregoing investigation was, in the opinion of the undersigned, sufficient to enable to undersigned the express the opinion whether the provisions of Section 9.02 of the Indenture have been complied with; and

                  3. The undersigned are of the opinion that the Supplemental Indenture is permitted by Section 9.02 of the indenture and that all conditions precedent under the Indenture to the execution of the Supplemental Indenture have been complied with.

                  IN WITNESS WHEREOF, the undersigned have executed this Officer's Certificate as of the ____ day of September, 1998.


                                                 --------------------------
                                                 Name:
                                                 Title:


                                                 --------------------------
                                                 Name:
                                                 Title:


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